Exhibit 99.1

Cryoport Authorizes Share Repurchase Program and Presenting at Upcoming Investor Conferences

IRVINE, California, October 9, 2019 - Cryoport, Inc. (NASDAQ: CYRX) (NASDAQ: CYRXW) (“Cryoport”), the world's leading temperature-controlled logistics solutions company dedicated to the life sciences industry, today announced its Board of Directors has unanimously authorized a share repurchase program, under which Cryoport may repurchase up to $15 million of its outstanding common stock.

Jerrell Shelton, Cryoport CEO, said, “The authorization of the share repurchase program is a result of our constant focus on shareholder return and effective capital allocation. The authorization of this repurchase program demonstrates the Board's confidence in our business model, our financial performance, and our commitment to delivering value to our stakeholders. We plan to opportunistically repurchase shares of our common stock, while maintaining ample liquidity to support our growth organically and through potential acquisitions.”

Repurchases may be made from time to time on the open market or otherwise, in such quantities, at such prices, and in such manner as determined by management at its discretion and will depend on a number of factors, including the market price of Cryoport’s common stock, general market and economic conditions, and applicable legal requirements. The repurchase program will expire on December 31, 2020 and may be extended, suspended, modified or discontinued at any time. The company does not expect to incur debt to fund the share repurchase program.

Upcoming Investor Conferences

Cryoport will be presenting at the following upcoming investor road shows or conferences:

•	SVB Leerink non-deal road show, Texas and California - October 17th-18th, 2019
•	ROTH New Industrials & Technology Day, NYC, NY – November 13th, 2019
•	Jefferies LLC Healthcare Conference, London, UK – November 20th - 21st, 2019
•	Evercore ISI HealthCONx Conference, Boston, MA – December 4th - 5th, 2019
•	SVB Leerink Global Healthcare Conference, NYC, NY – February 22nd through 25th, 2020

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is the world's premier provider of temperature-controlled logistics solutions for the life sciences industry, serving the Biopharma, Reproductive Medicine and Animal Health markets.  Our mission is to support life and health on earth by providing reliable and comprehensive solutions for the life sciences through our advanced technologies, Global Supply Chain Network and dedicated scientists, technicians and supporting team of professionals. Through purpose-built proprietary packaging; information technology; smart, sustainable cold chain logistics; and biostorage/biobanking services, Cryoport helps its customers advance life sciences research and deliver vaccines, medicines, IVF treatments and life-saving advanced therapies in over 100 countries around the world. For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s 10-K for the year ended December 31, 2018 filed with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

For Cryoport:

Todd Fromer/Elizabeth Barker

tfromer@kcsa.com/ebarker@kcsa.com

P: 1 212-896-1203

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